SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is made this

19 day of July, 2023 (the “Effective Date”), between ARE-SD REGION NO. 27, LLC, a Delaware limited liability company (“Landlord”), and SINGULAR GENOMICS SYSTEMS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant entered into that certain Lease Agreement dated as of June 26, 2020 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated January 19, 2022 (the “First Amendment,” the Original Lease, as amended, being the “Lease”). Pursuant to the Lease, Tenant leases certain premises containing approximately 76,778 rentable square feet (the “Premises”) in a building located at 3010 Science Park Road, San Diego, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.
Concurrently with this Second Amendment, Tenant is entering into an Agreement For Termination of Lease (the “Termination Agreement”) with respect to the “Long Term Lease” referenced in Recital B of the First Amendment. The effectiveness of such Termination Agreement is expressly conditioned on a certain contingency set forth therein (the “Contingency”).

C.
Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, adjust the square footage of the Premises.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Base Term. In the event the Contingency is satisfied such that the Long Term Lease is terminated, then the parties agree that the Base Term (as set forth in Section 1 of the First Amendment) shall be amended so that it expires as of October 31, 2036.

2.
Premises. The parties hereby agree that the square footage of the Premises has been remeasured and the parties stipulate and agree that effective as of the Effective Date, the “Premises” shall be deemed to contain a total of 78,498 rentable square feet and shall not be subject to further remeasurement other than as contemplated in Section 5 of this Second Amendment.

3.
Base Rent. The Base Rent payable by Tenant shall be adjusted as of the Effective Date to take into account the updated measurement for the Premises as reflected in Section 2 hereof and concurrently herewith Tenant shall pay to Landlord such additional Base Rent that is due and payable as a result of such adjustment to the Premises being effective as of the Effective Date.

Upon the earlier to occur of (i) the Project Amenities Availability Date (as defined in Section 3(b) of the Original Lease) or, if the Project Amenities Availability Date is not the first day of a calendar month, the first day of the first full calendar month following the Project Amenities Availability Date and (ii) May 1, 2025 (such earlier date being the “Base Rent Abatement Period Commencement”), so long as Tenant is not in default under the Lease, the Base Rent shall be abated for 6 months commencing on the Base Rent Abatement Period Commencement.

4.
Building’s Share of Operating Expenses of Project. For purposes of calculating the Building’s Share of Operating Expenses of Project (as defined on Page 1 of the Original Lease), the

Rentable Area set forth in Section 2 hereof shall be utilized (as the same may be further adjusted on the Project Amenities Availability Date as contemplated in Section 5 below).

5.
Project Amenities.

a.
Generally. Landlord (or an affiliate of Landlord) will construct certain other amenities (such additional amenities being the “New Amenities”), which New Amenities will initially include shared conferencing facilities, a grab and go coffee shop, a restaurant, pickle ball courts and a great lawn for the non-exclusive use of Users (as defined below). The New Amenities are currently contemplated to contain a total of 14,925 square feet of interior and roof deck areas (the “Contemplated New Amenity SF”). The location of the New Amenities shall be at a location to be designated by Landlord (or its respective affiliate) and shall be for non-exclusive use by (a) the employees of Tenant officing in the Premises, (b) other tenants of the Project, (c) Landlord, (d) the tenants of Landlord’s affiliates, and (e) affiliates of Landlord, and Alexandria Real Estate Equities (“ARE”), (g) the tenants of such affiliates of Landlord and ARE, and (h) any other parties permitted by Landlord (collectively, “New Amenity Users”). Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that Landlord shall have the right, at the sole discretion of Landlord, to not make the New Amenities available for use by some or all currently contemplated New Amenity Users (including Tenant). Landlord shall have the sole right to determine all matters related to the New Amenities including, without limitation, relating to the reconfiguration, relocation, modification or removal of any of the New Amenities and/or to revise, expand or discontinue any of the services (if any) provided in connection with the New Amenities. Tenant acknowledges and agrees that Landlord has not made any representations or warranties regarding the availability of the New Amenities and that Tenant is not entering into this Second Amendment relying on the continued availability of the New Amenities to Tenant and that Landlord (or its affiliate) shall have the right to change, remove or modify the type of the amenities being constructed as part of the New Amenities. Following the date that Landlord (or its affiliate) constructs and allows use of certain New Amenities that in the aggregate contain at least the Contemplated New Amenity SF (as calculated by Landlord when taking into account the interior square footage and roof deck areas of such amenities), then the Rentable Area of the Premises (which shall in turn result in an increase in the Base Rent payable by Tenant under the Lease) shall be deemed to be increased to 81,131 rentable square feet. In the event that Landlord (or its affiliate) constructs and allows use of certain New Amenities but such New Amenities in the aggregate contain less than the Contemplated New Amenity SF (as calculated by Landlord when taking into account the interior square footage and roof deck areas of such amenities), then from the date that such New Amenities are constructed and available for tenants’ use and continuing until the date that Landlord and/or Landlord’s affiliate constructs additional New Amenities, the Rentable Area of the Premises shall be increased by an amount equal to the product of (I) 2,633 rentable square feet multiplied by (II) a fraction whose numerator is the total interior square footage (as calculated by Landlord) of the New Amenities completed by Landlord (or its affiliate) and the denominator is the Contemplated New Amenity SF. Thereafter, if New Amenities are added, the rentable square feet of the Premises shall be recalculated based on the additional New Amenity square footage and once the total New Amenities square footage meets or exceeds the Contemplated New Amenity SF, then the Premises shall be increased to contain 81,131 rentable square feet. In the event that at any time after the construction of the New Amenities, the New Amenities are removed or Tenant is no longer permitted to use all or a portion of such New Amenities (for any reason other than a Default by Tenant under the Lease or the default by Tenant of any agreement(s) relating to the use of the New Amenities by Tenant) and such removal or closure continues for a period in excess of 180 consecutive days, then, commencing on the expiration of such 180-day period and continuing thereafter until such or additional New Amenities are again open and available to Tenant, the Rentable Area of the Premises shall be adjusted and recalculated by an amount equal to the product of (I) 2,633 rentable square feet multiplied by (II) a fraction whose numerator is the total interior square footage (as calculated by Landlord) of the New Amenities completed by Landlord (or its affiliate) (i.e., without taking into account the square footage of the New Amenities that has been closed or is no longer available to Tenant for a period in excess of 180 days) and the denominator is the Contemplated New Amenity SF. Tenant acknowledges that the exact scope, design, location, size and configuration of the New Amenities shall be subject to the sole and absolute discretion of Landlord. Landlord shall pay for the initial costs to construct the New Amenities (including all costs to acquire the initial furniture, fixtures and equipment for the New Amenities). Thereafter, the New Amenities shall be considered part of the Project Amenities for purposes of determining Operating Expenses.

b.
License. Commencing on the date as the New Amenities are constructed, and so long as the New Amenities and the Project continue to be owned by affiliates of ARE, Tenant shall have the non-exclusive right to the use of the available New Amenities in common with other New Amenity Users pursuant to the terms of this Section 5. If the Project is no longer owned by affiliates of ARE and Tenant is no longer permitted to use the New Amenities, then the Rentable Area of the Premises (which shall in turn result in a decrease in the Base Rent payable by Tenant under the Lease) shall be decreased by an amount corresponding to the increased rentable area that was added pursuant to Section 5(a) above following the construction of the New Amenities (which in no event shall such decrease be greater than 2,633 rentable square feet).

c.
New Shared Conference Facilities. The New Amenities shall initially include a restaurant (the “New Restaurant”) and shared conference facilities (“New Shared Conference Facilities”). Use by Tenant of the New Shared Conference Facilities and New Restaurant shall be in common with other Users with scheduling procedures reasonably determined by Landlord or Landlord’s then designated event operator (“New Amenity Event Operator”). Tenant’s use of the New Shared Conference Facilities shall be subject to the payment by Tenant to Landlord of a fee equal to Landlord’s quoted rates for the usage of the New Shared Conference Facilities in effect at the time of Tenant’s scheduling. Tenant’s use of the conference rooms in the New Shared Conference Facilities shall be subject to availability and Landlord (or, if applicable, New Amenity Event Operator) reserves the right to exercise its reasonable discretion in the event of conflicting scheduling requests among New Amenity Users.

d.
Tenant shall be required to use the food service operator designated by Landlord at Project (the “New Amenity Designated Food and Beverage Operator”) for any food and/or beverage service or catered events held by Tenant in the New Shared Conference Facilities. Landlord (or Landlord’s affiliate) has the right, in its sole and absolute discretion, to change the New Amenity Designated Food and Beverage Operator at any time. Tenant may not use any vendors other than the New Amenity Designated Food and Beverage Operator nor may Tenant supply its own food and/or beverages in connection with any food and/or beverage service or catered events held by Tenant in the New Shared Conference Facilities.

e.
Tenant shall, at Tenant’s sole cost and expense, (i) be responsible for the set-up of the New Shared Conference Facilities in connection with Tenant’s use (including, without limitation ensuring that Tenant has a sufficient number of chairs and tables and the appropriate equipment), and (ii) surrender the New Shared Conference Facilities after each time that Tenant uses the New Shared Conference Facilities free of Tenant’s personal property, in substantially the same set up and same condition as received, and free of any debris and trash. If Tenant fails to restore and surrender the New Shared Conference Facilities as required by sub-section (ii) of the immediately preceding sentence, such failure shall constitute a “New Shared Facilities Default.” Each time that Landlord reasonably determines that Tenant has committed a New Shared Facilities Default, Tenant shall be required to pay Landlord a penalty within 5 days after notice from Landlord of such New Shared Facilities Default. The penalty payable by Tenant in connection with the first New Shared Facilities Default shall be $200. The penalty payable shall increase by $50 for each subsequent New Shared Facilities Default (for the avoidance of doubt, the penalty shall be $250 for the second New Shared Facilities Default, shall be $300 for the third New Shared Facilities Default, etc.). In addition to the foregoing, Tenant shall be responsible for reimbursing Landlord or its affiliate, as applicable, for all reasonable out-of-pocket costs expended by Landlord or its affiliate, as applicable, in repairing any damage to the New Shared Conference Facilities or the New Amenities caused by Tenant or any Tenant Party. The provisions of this Section 5(c) shall survive the expiration or earlier termination of the Lease.

f.
Restaurants. Tenant’s employees that have been issued an access card to the Project shall have the right, along with other New Amenity Users, to access and use the New Restaurant.

g.
Rules and Regulations. Tenant shall be solely responsible for paying for any and all ancillary services (e.g., audio visual equipment) provided to Tenant at Tenant’s request, all food services operators and any other third party vendors providing services to Tenant at Tenant’s request at the New Amenities. Tenant shall use the New Amenities (including, without limitation, the New Shared Conference Facilities) in compliance with all applicable Legal Requirements and any rules and regulations imposed by Landlord or its affiliate from time to time and in a manner that will not interfere with the rights of other New Amenity Users, which rules and regulations shall be enforced in a non- discriminatory manner. The use of New Amenities other than the New Shared Conference Facilities by employees of Tenant shall be in accordance with the terms and conditions of the standard licenses, indemnification and waiver agreement required by Landlord or the operator of the New Amenities to be executed by all persons wishing to use such New Amenities. Neither Landlord nor its affiliates shall have any liability or obligation for the breach of any rules or regulations by other New Amenity Users with respect to the New Amenities. Tenant shall not make any alterations, additions, or improvements of any kind to the New Amenities.

h.
Tenant acknowledges and agrees that Landlord shall have the right at any time and from time to time to reconfigure, relocate, modify or remove any of the New Amenities at the Project and/or to revise, expand or discontinue any of the services (if any) provided in connection with the New Amenities.

i.
Waiver of Liability and Indemnification. Tenant shall use reasonable care to prevent damage to property and injury to persons while using the New Amenities. Tenant waives any claims it or any Tenant Parties may have against any ARE Parties relating to, arising out of or in connection with the New Amenities and any entry by Tenant and/or any Tenant Parties onto The New Amenities, and Tenant releases and exculpates all ARE Parties from any liability relating to, arising out of or in connection with the New Amenities and any entry by Tenant and/or any Tenant Parties onto the New Amenities. Tenant hereby agrees to indemnify, defend, and hold harmless the ARE Parties from any claim of damage to property or injury to person relating to, arising out of or in connection with (i) the use of the New Amenities by Tenant or any Tenant Parties, and (ii) any entry by Tenant and/or any Tenant Parties onto the New Amenities, except to the extent caused by the negligence or willful misconduct of ARE Parties. The provisions of this Section 5 shall survive the expiration or earlier termination of this Lease.

6.
Increase in Rentable Area Due to Certain Project Amenities. The parties agree that the second grammatical paragraph of Section 3(b) of the Original Lease is hereby amended and restated in its entirety as follows:

“Tenant acknowledges and agrees that the contemplated Project Improvements includes certain Project Amenities (as defined in Section 5 below). Once Landlord (or its affiliate), constructs the Project Amenities, Landlord and Tenant acknowledge and agree that, commencing on the date(s) that all or any portions of the Project Amenities are made available for use by Tenant and any other tenants of the Project (each, a “Project Amenities Availability Date”), the Rentable Area of the Premises (which shall in turn result in an increase in the Base Rent payable by Tenant under the Lease) shall be deemed to be increased pursuant to the terms of Section 5 of the Second Amendment to Lease Agreement between the parties. For the avoidance of doubt, Tenant shall remain obligated to continue paying the Amenities Fee provided for in Section 40 following the Project Amenities Availability Date.”

7.
The Alexandria Amenities. Effective as of the Effective Date, the “Amenities Fee,” originally set forth in the penultimate sentence of Section 40(b) of the Original Lease, shall be amended to be $3.60 per rentable square foot of the Premises pear year, and shall be subject to annual escalations on each anniversary of the Effective Date as contemplated in such Section 40(b). The Amenities Fee shall be calculated based on the adjusted Rentable Area of the Premises as set forth in Section 2 hereof, as such Rentable Area may be subject to further adjustment on the Project Amenities Availability Date. Concurrently herewith Tenant shall pay to Landlord such additional Amenities Fee that is due and payable as a result of such adjustment to the Premises being effective as of the Effective Date.

8.
Solar Array. Notwithstanding anything to the contrary in the Lease, Landlord, in its sole discretion, shall have the right (but shall in no event be obligated) to install, maintain, repair and remove, or cause a third party to install, maintain, repair and remove, a solar array on the roof of the Building or any other area of the Project reasonably designated by Landlord (the “Solar Array”), so long as such Solar Array does not materially adversely affect Tenant’s use of the Premises for the Permitted Use. During the initial connection and activation of the Solar Array and during any repairs, alterations or modifications to the Solar Array, Tenant acknowledges that there may be a planned interruption in the electrical service to the Premises and that Landlord shall not be liable to Tenant with respect thereto. Landlord shall provide at least 2 business days advance written notice to Tenant prior to any planned interruption of electrical service during the initial activation of the Solar Array and/or arising from any alterations, modifications or repairs of the Solar Array. Landlord shall schedule any such planned interruption during a time to minimize any impact on Tenant’s operations. Landlord or the third party designated by Landlord to install the Solar Array shall be responsible for the initial construction costs to acquire and install the Solar Array. Repair and maintenance costs of the Solar Array shall be excluded from Operating Expenses. Tenant acknowledges that any environmental or tax benefits arising from or accruing with respect to the Solar Array shall be the sole property of Landlord or Landlord’s designee. Landlord shall have the right to contract (on terms acceptable to Landlord in its discretion) for the purchase of the electricity generated from the Solar Array for purposes of supplying all or a portion of the electricity for the Project. Tenant acknowledges that any costs incurred by Landlord to purchase power generated from the Solar Array shall be an Operating Expense; provided such costs shall not exceed the costs of purchasing such power from the local utility provider.

9.
OFAC. Tenant and Landlord are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

10.
California Accessibility Disclosure. Section 42(r) of the Lease is hereby incorporated into this Second Amendment by reference.

11.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction, other than Hughes Marino, Inc., Cushman & Wakefield of San Diego, Inc. and CBRE, Inc. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Hughes Marino, Inc., Cushman & Wakefield of San Diego, Inc. and CBRE, Inc., claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

12.
Miscellaneous.

a.
This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.
This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.
This Second Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Second Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d.
Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures are on the next page.]

TENANT:

SINGULAR GENOMICS SYSTEMS, INC.,

a Delaware corporation

By: Name: Dalen Meeter Its: CFO

[X] I hereby certify that the signature, name,

and title above are my signature, name and title

LANDLORD:

ARE-10933 NORTH TORREY PINES, LLC,

a Delaware limited liability company

By: Alexandria Real Estate Equities, Inc., a Maryland corporation,

managing member

By: Name: Gary Dean

Its: Executive Vice President – Real Estate Legal Affairs

[X] I hereby certify that the signature, name,

and title above are my signature, name and title